PROXY STATEMENT
       PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the Appropriate Box:

[ ] Preliminary Information Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                         KELLEY OIL & GAS CORPORATION
               (Name of Registrant as Specified in its Charter)
                                      and
                    (Name of Person Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed per Exchange Act Rules 14a-6(i)(4) and 0-11
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing with which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

[GRAPHIC OMITTED]
                         KELLEY OIL & GAS CORPORATION

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 29, 1997

To Our Stockholders:

      The Annual Meeting of Stockholders of Kelley Oil & Gas Corporation (the "Company") will be held at the Chase Conference Center on the eleventh floor, 270 Park Avenue (between 47th and 48th Streets), New York, New York 10017, at 10:30 a.m. EDT on Thursday, May 29, 1997. The stockholders will be asked to vote on the following:

            1. The election of a Board of Directors comprised of seven members to serve until their successors have been elected or appointed;

            2. The approval of the 1997 Annual and Long-Term
      Incentive-Performance Plan; and

            3. Any other business that may properly come before the meeting.

      Stockholders of record as of the close of business on Monday, April 21, 1997 are entitled to this notice and to vote at the meeting.

      You are cordially invited to attend the meeting. Stockholders who do not expect to attend the meeting in person and stockholders who plan to attend are requested to complete, date and sign the enclosed proxy card and return it promptly in the envelope provided. If you attend the meeting, you may vote either in person or by your proxy. The Company values your opinion and encourages your participation. The enclosed proxy is being solicited by the Board of Directors.

                                    John F. Bookout
                                    Chairman of the Board, President
                                    and Chief Executive Officer

Houston, Texas
April 21, 1997

[GRAPHIC OMITTED]
                                PROXY STATEMENT

                         KELLEY OIL & GAS CORPORATION
                             601 JEFFERSON STREET
                                  SUITE 1100
                             HOUSTON, TEXAS  77002

                           ------------------------

                      1997 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 29, 1997

                              PROXY SOLICITATION

      This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board") of Kelley Oil & Gas Corporation, a Delaware corporation (the "Company"), to be voted at the 1997 Annual Meeting of Stockholders (the "Meeting"). The meeting will be held at the Chase Conference Center on the eleventh floor, 270 Park Avenue (between 47th and 48th Streets), New York, New York 10017, at 10:30 a.m. EDT on Thursday, May 29, 1997.

      All properly executed proxies received prior to the meeting will be voted in accordance with the instructions marked on the proxy cards. If no instructions are made, the shares will be voted by the proxy holders "for" Proposal 1, the election of the nominees to the Board; and "for" Proposal 2, the approval of the Kelley Oil & Gas Corporation 1997 Annual and Long-Term Incentive-Performance Plan. Management of the Company knows of no other business to be presented for consideration at the meeting. If any other matter is properly presented, the proxy holders will have discretionary authority to vote in accordance with their best judgment. A majority of the total shares represented in person or by proxy and entitled to vote at the meeting is required for any other matter brought to a vote at the meeting. A stockholder giving a proxy may revoke it at any time by giving written notice to the Secretary of the Company before it is voted, by executing a proxy bearing a later date or by attending the meeting and voting in person.

      The Company's 1996 Annual Report (the "Annual Report"), was mailed on April 9, 1997. The proxy material is being mailed to stockholders on or about April 30, 1997. Upon request, additional proxy materials will be furnished without cost to brokers and other nominees for forwarding to beneficial owners of shares held in their names. In addition to the use of the mails, proxies may be solicited by directors, officers and employees of the Company, without additional compensation, through personal interview, telephone or otherwise. All costs of the solicitation will be borne by the Company.

                         STOCKHOLDERS ENTITLED TO VOTE

      Stockholders of record of the Company's common stock, $.01 par value (the "Common Stock") and the Company's $2.625 convertible exchangeable preferred stock (the "Preferred Stock") as of the close of business on Monday, April 21, 1997 are entitled to notice of and to vote at the meeting. As of that date, the Company had outstanding 98,295,077 shares of Common Stock, and 1,745,431 shares of Preferred Stock. Cumulative voting is not allowed in the election of directors or for any other purpose. The Company's bylaws provide that a majority of the outstanding shares entitled to vote and represented in person or by proxy constitute a quorum at the meeting. A list of stockholders entitled to notice of and vote at the Meeting will be made available during regular business hours at the offices of the Company, 601 Jefferson Street, Suite 1100, Houston, Texas 77002 from May 3, 1997 through May 28, 1997, and at the Meeting, for inspection by any stockholder for any purpose regarding the Meeting.

                      PROPOSAL 1 - ELECTION OF DIRECTORS

GENERAL

      At the Meeting, seven directors of the Company are to be elected. Four of the nominees, John F. Bookout, Ogden M. Phipps, Michael B. Rothfeld and Ward W. Woods, were originally added to the Board in February 1996 in accordance with the terms of the agreements covering a two-stage equity investment of $75 million in the Company by Contour Production Company L.L.C. ("Contour"), and then reelected at the 1996 Annual Meeting of Stockholders. Under the first stage of its investment completed in February 1996, Contour purchased 48 million newly issued shares of the Company's Common Stock at $1.00 per share, representing 49.8% of the Company's voting power after the investment (the "Contour Transaction"). The Contour Transaction constituted a change of control of the Company for purposes of the rules under the Securities Exchange Act of 1934 (the "Exchange Act"). In connection with the Contour Transaction, Contour also committed to purchase an additional 27 million shares of Common Stock at the same price under the second stage within 30 days after the satisfaction of certain conditions, including the absence of any Company debt repurchase or redemption obligations that would result from the purchase, but not later than January 2000. See "Change of Control." Pursuant to an agreement, Contour is required to vote its shares of Common Stock for the election of Mr. Bookout as a director of the Company.

      Except where authority to vote for one or more nominees is withheld, John
F. Bookout and Thomas E. Baker, the designated proxy holders, will vote all shares represented by an executed proxy for the election of the nominees listed below. The Company expects each of the nominees to be able to serve as a director. If any nominee should become unavailable to serve as a director for any reason presently not known or contemplated, the proxy holders will have discretionary authority to vote for a substitute designated by management.

NOMINEES

      The names of the nominees to the Board, together with biographical information, are set forth below.

      JOHN F. BOOKOUT, AGE 74, joined the Company as Chairman of the Board, President, Chief Executive Officer since his election in February 1996 in connection with the Contour Transaction. He had served as Chairman of the Board and President of Contour Production Company ("CPC") since its formation in 1993. Before joining CPC as a founder, Mr. Bookout served in positions of increasing responsibility for 38 years at Shell Oil Company, starting in 1950 as a geologist and culminating as President, Chief Executive Officer and a director from 1976 through June 1988. From 1988 through 1993, he served as a member of the Supervisory Board of Royal Dutch Petroleum. He currently serves on the board of directors of McDermott International Inc., J. Ray McDermott, S.A. and The Investment Company of America as well as the board of trustees of the United States Counsel for International Business and various civic and educational bodies.

      JOHN J. CONKLIN, JR., AGE 66, has served as a director of the Company or its predecessor since November 1993. Mr. Conklin has been a private investor since his retirement in 1989 as a senior partner of Conklin, Cahill & Co., a member firm of the New York Stock Exchange, where he was active for over 35 years. He has also served as a member of the Board of Governors of the New York Stock Exchange, the Board of Directors of the New York Futures Exchange and the National Market Advisory Board.

      RALPH P. DAVIDSON, AGE 69, served as Chairman of the Board of the Company from October 1995 through February 1996 and has served as a director of the Company or its predecessor since November 1993. Mr. Davidson provides consulting services to nonprofit organizations as President of Davidson Associates. From 1980 through 1987, he was Chairman of the Board of Time, Inc., where he spent 21 years with TIME MAGAZINE in various executive capacities. Mr. Davidson is a member of the Board of Trustees of Phoenix House, the National Council for Adoption, the Emeritus Foundation and The American University in Bulgaria.

      WILLIAM J. MURRAY, AGE 82, has served as a director of the Company or its predecessor since March 1984. Mr. Murray has been an independent petroleum consultant for more than the past five years. He served on the Texas Railroad Commission for 16 years, during six of which he served as Chairman. Mr. Murray currently serves on a number of industry committees, including as Chairman of the Industry Advisory Committee on Natural Gas Ratable Take and Chairman of the Industry Voluntary Allocation Committee.

      OGDEN M. PHIPPS, AGE 56, has served as a director of the Company since his election in February 1996. He was Chairman of the Board of Bessemer Securities Corporation ("BSC") from 1982 through 1994 and of The Bessemer Group, Incorporated ("BGI") from 1991 through 1994. Mr. Phipps continues to serve as a director of BSC and BGI and is also a director of Bessemer Securities, LLC ("BSLLC"). BSC is the principal limited partner of Bessemer Holdings, L.P. ("Bessemer"). BSC and BSLLC are principal limited partners in another partnership in the BH Group. He also serves as a director of Stant Corporation and several private companies and an officer and director of several nonprofit organizations.

      MICHAEL B. ROTHFELD, AGE 49, has served as a director of the Company since his election in February 1996. Since 1989, he has been the sole stockholder and president of corporations that serve as the general partner or manager of the general partner of Bessemer and other affiliated investment partnerships including those comprising the BH Group. BH Group owns a majority of the membership interests in Contour Production Company L.L.C. He is also the sole stockholder and president of a corporation that is a general partner of Bessemer Partners & Co. From June 1989 through June 1993, Mr. Rothfeld was also a Managing Director of BSC. He is Chairman of the Board of Graphic Controls Corporation and a director of several private companies.

      WARD W. WOODS, AGE 54, has served as a director of the Company since since his election in February 1996. Since 1989, he has been the sole stockholder and president of corporations that serve as the managing general partner or principal manager of the general partner of Bessemer and other affiliated investment partnerships including those comprising the BH Group. BH Group owns a majority of the membership interests in Contour Production Company L.L.C. He is also the sole stockholder and president of a corporation that is the managing general partner of Bessemer Partners & Co. Mr. Woods is the President and Chief Executive Officer of BSLLC and BSC, which he joined in 1989. He is Chairman of the Board of Stant Corporation, BCP/Essex Holdings, Inc. and a director of Freeport-McMoRan Copper & Gold Inc., Boise Cascade Corporation, Graphic Controls Corporation and several private companies.

VOTE REQUIRED

        Nominees receiving a plurality of votes cast at the meeting will be elected as directors. Abstentions and broker non-votes will not be treated as votes cast for or against any particular director and will not affect the outcome of the election of directors.

PROPOSAL 2 - APPROVAL OF THE 1997 ANNUAL AND LONG-TERM INCENTIVE-PERFORMANCE
PLAN

GENERAL

      The Board adopted the Kelley Oil & Gas Corporation 1997 Annual and Long-Term Incentive-Performance Plan (the "1997 Plan") in March 1997, subject to stockholder approval. The Company currently maintains five prior employee stock option plans, adopted since 1987, providing for the grant of options to purchase an aggregate of 6 million shares of Common Stock, all of which have been previously granted, except for 955,000 shares (which have not been granted to date) of the 1 million shares authorized under the 1996 Incentive Stock Option Plan (the "1996 Plan"). See "Information Concerning Directors and Executive Officers-Employee Benefit Plans." The 1997 Plan amends and restates the 1996 Plan, without affecting the outstanding grants of options to purchase 45,000 shares under the 1996 Plan. The Board recommends the 1997 Plan to attract, retain, fairly compensate and motivate qualified employees of the Company and its subsidiaries to contribute to its performance and growth.

TERMS OF THE 1997 PLAN

      The 1997 Plan amends, if approved by the Company's stockholders, the 1996 Plan in its entirety, with effect from January 1, 1997, except as to the presently outstanding grants of options. Awards granted under the 1997 Plan may be (i) annual performance awards ("Annual Performance Awards"); (ii) stock options ("Options"), which may be designated as nonqualified stock options ("NSOs") not intended to qualify as incentive stock options ("ISOs") under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or ISOs; or (iii) other forms of stock-based performance awards (collectively, (i), (ii) and (iii) shall be referred to as "Awards"). Shares covered by the 1997 Plan may be either previously unissued or reacquired (treasury) shares. Shares that are forfeited or cease to be subject to an option because of its expiration or termination will again be available for the grant of options until termination of the 1997 Plan. Certain features of the 1997 Plan are summarized below, which is qualified in its entirety by reference to, and subject to, the terms of the 1997 Plan, a copy of which is attached hereto as Annex A to this Proxy Statement.

      ADMINISTRATION. The 1997 Plan will be administered by the Compensation Committee of the Board (the "Committee"). Members of the Committee are not eligible to participate in the 1997 Plan. The Committee has broad discretion to determine the types, amounts and terms of Awards under the Plan, including sole discretion to (i) establish criteria to measure performance ("Performance Criteria"); (ii) set annual performance goals ("Performance Goals") with respect to Performance Criteria, which may be Company-wide goals or goals relating to specific corporate units or individual; (iii) determine the weighting to be assigned to Performance Criteria and Performance Goals; (iv) determine the specific form of payment (cash, Common Stock including restricted shares, or any combination thereof) and the terms and conditions of any Options or restricted shares; (v) select the participants in the Plan; (vi) determine vesting schedules (subject to a minimum vesting period of six months from the date of grant); (vii) determine whether or not an Option should be characterized as an ISO or an NSO (subject to the conditions of the Code) and (viii) determine the number of shares subject to each grant and prescribe the other terms and conditions of each Award. All officers and other key employees of the Company other than Mr. Bookout are eligible to receive awards under the 1997 Plan, except for any person possessing more than 10% of the combined voting power of all classes of the Company's capital stock.

      STOCK OPTIONS. The Committee is authorized to determine the terms and conditions of all option grants (except that the term of any option cannot exceed ten years), which may be ISOs or NSOs. The maximum number of shares subject to Options that may be issued or transferred to any employee under the Plan during any year is 250,000 shares. Options may be awarded subject to time, performance or other vesting limitations (subject to a minimum vesting period of six months from the date of grant), except that the term of an ISO shall not exceed ten years from the date of grant. The exercise price of any ISO shall not be less than the fair market value of the Common Stock on the date of grant.
  The purchase price of the Common Stock subject to the ISO or NSO may be paid in cash. At the discretion of the Committee, the purchase price may also be paid by the tender of Common Stock or through a combination of Common Stock and cash or through such other means as the Committee determines are consistent with the Plan's purpose and applicable law. No fractional shares of Common Stock will be issued or accepted. Without limiting the foregoing, to the extent permitted by law (including relevant state law), the Committee may agree to accept, as full or partial payment of the purchase price of Common Stock issued upon the exercise of the NSO, a promissory note of the person exercising the NSO evidencing the person's obligation to make future cash payments to the Company, which promissory note shall be payable as determined by the Company (but in no event later than five years after the date thereof), shall be secured by a pledge of the shares of Common Stock purchased and shall bear interest at a rate established by the Committee. Payment in full of the exercise price must be made upon the exercise of each option in cash.

      The proceeds received by the Company upon the exercise of options granted under the 1997 Plan will be used for general corporate purposes. Options granted under the 1997 Plan may not be transferred except to the personal representative of a deceased employee. No options may be granted under the 1997 Plan after March 20, 2002, although the expiration date of previously granted options may extend beyond that date. The number of shares covered by the 1997 Plan and the exercise price of outstanding options are subject to customary antidilution adjustments in the event of any recapitalization or similar change affecting the Common Stock.

      ANNUAL PERFORMANCE AWARDS. The Committee is authorized to grant Annual Performance Awards which may be denominated or payable in cash, Common Stock (including without limitation, restricted stock), other securities or other awards. Such Annual Performance Awards shall confer on the holder thereof the right to receive payment, in whole or in part, upon the achievement of Performance Goals and Performance Criteria established by the Committee. The Committee does not currently contemplate using Common Stock. The maximum cash payment to a single participant during a year is $300,000.

      OTHER STOCK-BASED-AWARDS. The Committee is authorized to grant Awards under this 1997 Plan that provide the participant with the right to purchase Common Stock or that are valued by reference to the fair market value of the Company Stock (including, but not limited to, phantom securities or dividend equivalents).

      SHARES UNDERLYING 1997 PLAN. The total number of shares authorized for issuance under the 1997 Plan is 4,200,000 shares (including the 955,000 shares of Common Stock not previously granted under the 1996 Plan), which is subject to customary antidilution adjustments in the event of any recapitalization or similar change affecting the Common Stock.

      CHANGE OF CONTROL. In the event of a Change of Control (as defined in the 1997 Plan), notwithstanding any provision of the 1997 Plan or of any provisions of any Award agreements entered into between the Company and any participant to the contrary, all Awards that have not expired and which are then held by any participant shall become fully and immediately vested and exercisable and may be exercised for the remaining term of the applicable Award.

      AMENDMENT AND TERMINATION. The Committee may at any time amend, suspend or terminate the 1997 Plan; provided, however, that (i) no change in any Awards previously granted may be made without the consent of the holder thereof and
(ii) no amendment (other than an amendment authorized by dilution or other such adjustment) may be made increasing the aggregate number of shares of the Common Stock with respect to which Awards may be granted, reducing the minimum option price at which Options may be granted, extending the maximum period during which Awards may be exercised or changing the class of employees eligible to receive Awards hereunder, without the approval of the holders of a majority of the outstanding voting shares of the Company. No amendment may adversely affect any then outstanding Option without the consent of the optionee.

      1997 AWARDS. As of the date of this Proxy, Awards have not been granted to specific individuals; however, based upon recommendations from Deloitte & Touche L.L.P.'s Performance Management and Compensation Group, the Committee has determined the aggregate amount of Awards that will be made available to the Company's employees during 1997. See "Information Concerning Directors and Executive Officers-Compensation Committee Report on Executive Compensation" for a discussion concerning the compensation review performed by Deloitte & Touche. It is expected that Annual Performance Awards during 1997 will aggregate $725,545 in amount and will be granted to approximately 20 individuals (including executive officers other than Mr. Bookout, who is not participating in the 1997 Plan), if the targeted specified Performance Goals and Performance Criteria are met (if threshold or optimum Goals and Criteria are met, the amount of Annual Performance Awards may be reduced or increased by 50%, correspondingly). In addition, it is expected that Awards during 1997 will include grants to a total of approximately 17 employees (excluding those employees having received grants of Options pursuant to the Company's 1996 Non-Qualified Stock Option Plan and Mr. Bookout) to purchase an aggregate of 568,000 shares of Common Stock. The options, which will have exercise prices equal to the fair market value on the date of grant, will vest 25% annually over the first four years of their ten-year term. If an optionee's employment is terminated for any reason other than cause, as defined in the 1997 Plan, vested options will be exercisable for a period of six months, or one year in the case of death or disability, if within the ten-year term.

SECTION 162(m) OF THE FEDERAL INCOME TAX CODE

      Section 162(m) of the Code generally precludes a publicly-owned corporation from taking a federal income tax deduction for annual compensation in excess of $1.0 million paid to "covered employees" as defined in section 162(m). Exceptions are made for, among other things, qualified performance-based compensation. Participants who are or may be covered employees nevertheless may receive awards under the Plan that do not satisfy all of the requirements of section 162(m), for reasons other than performance-based compensation, which awards may result in annual compensation in excess of $1.0 million in the aggregate that is not deductible by the Company for federal income tax purposes.

OTHER FEDERAL INCOME TAX MATTERS

      The following discussion summarizes relevant federal income tax considerations relating to options issued under the 1997 Plan. The summary is based on existing provisions of the Code, and could be affected by future changes in the tax laws.

      All options granted under the 1997 Plan are either (i) options not intended to qualify as incentive stock options within the meaning of Section 422 of the Code ("NSOs"), or (ii) options intended to qualify as incentive stock options ("ISOs") within the meaning of Section 422 of the Code.

       An employee receiving NSOs under the 1997 Plan should not be in receipt of taxable income upon the grant of the NSOs generally, but may recognize taxable ordinary income upon the timely exercise of the NSO, in an amount equal to the difference between the aggregate fair market value of the shares exercised and their purchase price. Generally, exercise of an NSO will be timely if made during its term and if the optionee remains an employee of the Company or a subsidiary at all times during the period beginning on the date of grant of the NSO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a deceased employee). Upon ultimate sale of the stock received upon exercise, the employee generally will recognize a long-term capital gain or loss (if the stock is a capital asset of the employee) equal to the difference between the amount realized upon the sale and fair market value of the shares at the time of exercise. The Company, under these circumstances, will be entitled to a federal income tax deduction in an amount equal to the recognized gain in connection with the exercise of the NSO, but will not be entitled to a federal income tax deduction in connection with the sale of the underlying stock by the employee.

      An employee receiving an ISO will not be in receipt of taxable income upon the grant of the ISO or upon its timely exercise except under alternative minimum tax rules. Generally, exercise of an ISO will be timely if made during its term and if the optionee remains an employee of the Company or a subsidiary at all times during the period beginning on the date of grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a deceased employee). Upon ultimate sale of the stock received upon exercise, except as noted below, the employee will recognize long-term capital gain or loss (if the stock is a capital asset of the employee) equal to the difference between the amount realized upon the sale and the option exercise price. The Company, under these circumstances, will not be entitled to any federal income tax deduction in connection with either the exercise of the ISO or the sale of the underlying stock by the employee.

      If the stock acquired upon the exercise of an ISO is sold by the employee prior to the expiration of two years from the grant date of the ISO or within one year from the date of transfer of the stock (a "disqualifying disposition"), any gain realized by the employee generally will be taxable at the time of the disqualifying disposition as follows: (i) at ordinary income rates to the extent of the difference between the option exercise price and the lesser of the fair market value of the stock on the date the ISO is exercised or the amount realized upon the disqualifying disposition, and (ii) if the stock is a capital asset of the employee, as a short-term or long-term capital gain to the extent of any excess of the amount realized upon the disqualifying disposition over the fair market value of the stock on the date governing the determination of his ordinary income. In that case, the Company may claim a federal income tax deduction at the time of the disqualifying disposition for the amount taxable to the employee as ordinary income.

      For purposes of the alternative minimum tax, an employee exercising an ISO will have alternative minimum taxable income resulting from the exercise. The amount of the alternative minimum taxable income and the tax basis in the shares received upon exercise of an ISO will be determined in the year of exercise unless the shares received upon exercise are sold to an unrelated party in the same tax year. In that event, there will generally be no adverse effect because the alternative minimum taxable income will then be limited to the taxable gain on the sale as determined for regular tax purposes.

      Restricted stock granted under the 1997 Plan generally will not be taxed to the employee, nor deductible by the Company, at the time of grant. After satisfaction of the specified performance goals established by the Committee or the date restrictions lapse, whichever is later, and the stock becomes transferable or not subject to a substantial risk of forfeiture, whichever is applicable, the employees will recognize ordinary income equal to the excess of the fair market value of the stock on that date over the purchase price, if any, paid for the stock. Generally, the Company will be entitled to a corresponding tax deduction in an amount equal to the income recognized by the employee.

      An employee receiving an Annual Performance Award should not be in receipt of taxable income upon the grant of the Award, generally, but may recognize taxable ordinary income upon the receipt of payment, if any, with respect to the Award.

REQUIRED VOTE

      The Board believes the 1997 Plan will attract, retain, fairly compensate and motivate qualified employees of the Company and its subsidiaries to contribute to its performance and growth, and recommends that stockholders vote to approve the adoption of the 1997 Plan. Approval of the 1997 Plan requires the affirmative vote of a majority of the total shares represented in person or by proxy and entitled to vote at the meeting. Abstentions will be treated as shares represented at the meeting and will have the same effect as votes against the proposal. Broker non-votes will not be treated as votes cast for or against the proposal and will not affect the outcome of the proposal to approve the adoption of the 1997 Plan.

            INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

BOARD AND COMMITTEE MEETINGS

      Prior to the Contour Transaction, the Board was comprised of (i) Messrs. Conklin, Davidson and Murray, who remained on the Board after the Contour Transaction, and (ii) Fair Colvin, Jr., Bromley DeMeritt, Frank G. Lyon, W. Matt Ralls and Alan N. Sidnam, who resigned in accordance with the agreement covering the Contour Transaction. During the remainder of the year, after the Contour Transaction, the Board was comprised of Messrs. Conklin, Davidson, Murray, Bookout, Phipps, Rothfeld, and Woods. During the year, the Board took action, either at meetings or by unanimous consent, on a total of four occasions. No director attended or participated in fewer than 75% of these meetings for which he was eligible.

COMMITTEES AND COMMITTEE MEETINGS

      Prior to 1996, the Board had established an an Audit Committee and a Compensation Committee, both of which were comprised of Messrs. Conklin, Davidson, Lyon, Murray and Sidnam. In April 1996, the Board made new assignments for these Committees and established a Nominating Committee. The current assignments are as follows:

          AUDIT                 COMPENSATION                 NOMINATING
        COMMITTEE                COMMITTEE                   COMMITTEE

   Ralph P. Davidson -    Ward W. Woods - Chairman    Ogden M. Phipps - Chairman
         Chairman           John J. Conklin, Jr.         William J. Murray
  John J. Conklin, Jr.       Ralph P. Davidson             Ward W. Woods
   Michael B. Rothfeld        Ogden M. Phipps

      The Audit Committee is charged with various duties relating to the Company's financial reporting obligations. These responsibilities include recommending the appointment of independent auditors to the Board, reviewing the compensation of the auditors, reviewing the scope and results of the annual audit performed by the independent auditors, assuring that proper guidelines are established for the dissemination of financial information, conferring with the auditors to assure the adequate training and supervision of the Company's accounting personnel, meeting periodically with the auditors, the Board and senior management to ensure the adequacy of internal controls and reporting functions and reviewing the Company's consolidated financial statements. The Audit Committee held one meeting during 1996, with all members of the Committee participating.

      The Compensation Committee has the authority and responsibility to review the compensation policies of the Company, to administer and approve all elements of compensation for elected corporate officers, to consider and recommend to the Board succession plans for executive officers, and to grant awards to key employees under the Company's incentive and performance plans. The Compensation Committee held three meetings during 1996, with all members of the Committee participating.

      The Nominating Committee was formed in 1996 to evaluate the size and composition of the Board and establish guidelines for director qualifications. Any recommendations by stockholders will be considered if received within 120 days prior to the anniversary date of the last annual meeting of stockholders. The selection of all directors will be in accordance with established guidelines. The Nominating Committee met once in 1996, with all of its members participating.

COMPENSATION OF DIRECTORS

      The Company's nonmanagement directors receive $3,750 quarterly and $1,000 for each committee meeting attended.

EXECUTIVE OFFICERS

      Set forth below are the names, ages and positions of the current executive officers of the Company. All officers hold office until their successors are duly appointed and qualified.

                                                                   OFFICER OR
                                                                   DIRECTOR OF
                                                                   THE COMPANY
NAME                     AGE   POSITION                               SINCE

John F. Bookout.......    74  President, Chief Executive Officer      1996
                                and a Director
David C. Baggett......    35  Senior Vice President and Chief         1997
                                Financial Officer
Dallas D. Laumbach....    60  Senior Vice President-Exploration       1996
                                and Production
Thomas E. Baker.......    66  General Counsel and Corporate           1996
                                Secretary

      JOHN F. BOOKOUT joined the Company as Chairman of the Board, President and Chief Executive Officer in February 1996 upon completion of the Contour Transaction. He served as Chairman of the Board of Contour since its inception in 1993 until February 1996.

      DAVID C. BAGGETT was elected Senior Vice President and Chief Financial Officer by the Board on March 20, 1997. Previously, he was a partner in Deloitte & Touche LLP for more than the last five years.

      DALLAS D. LAUMBACH has served as Senior Vice President-Exploration and Production of the Company since February 1996. He served as Senior Vice President of Contour from December 1993 to February 1996. Before joining Contour, Mr. Laumbach served in positions of increasing responsibility at Shell Oil Company, concluding as Manager-Business Development within the exploration and production segment.

      THOMAS E. BAKER is an attorney and joined the Company in July 1996 as General Counsel and Corporate Secretary. From August 1991 through June 1996, Mr. Baker was engaged in a private consulting practice.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

      The following table sets forth the total remuneration paid during 1996, 1995 and 1994 to the two individuals who served as the Chief Executive Officer of the Company during 1996 and the Company's four other most highly compensated executive officers during 1996 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                             ANNUAL COMPENSATION(1)   LONG-TERM COMPENSATION
                                             ---------------------    ----------------------     ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR    SALARY       BONUS       OPTION/SAR AWARDS (#)   COMPENSATION(2)
---------------------------           ----   --------     -------      ---------------------   --------------
John F. Bookout(3) ................   1996   $700,000        --                  --               2,667
   Chairman, President and CEO        1995       --          --                  --                --
                                      1994       --          --                  --                --
Fair Colvin, Jr.(3) ...............   1996    171,875     150,000                --             144,792(4)
   Former CEO; Former President       1995    275,000        --               300,000            22,500
   of Concorde Gas, Inc.              1994    275,000     137,500                --              24,247
Dallas D. Laumbach(3) .............   1996    166,250        --               862,500             3,800
   Senior Vice President-             1995       --          --                  --                --
   Exploration and Production         1994       --          --                  --                --
William C. Rankin(3) ..............   1996    144,375        --               862,500             3,300
   Former Senior Vice President and   1995       --          --                  --                --
   Chief Financial Officer            1994       --          --                  --                --
Charles L. Winn, Sr ...............   1996    160,000        --                  --               3,200
   Senior Vice President-             1995    145,833        --               150,000            21,875
   Exploration                        1994    143,000        --                  --              23,115
William E. Albrecht(3) ............   1996    109,374        --               775,000             2,500
   Vice President-Engineering         1995       --          --                  --                --
   and Development                    1994       --          --                  --                --

    (1) Perquisites and other benefits did not exceed 10% of any named officer's total annual salary and bonus and therefore are excluded.
    (2) 1996 amounts include matching contributions by the Company to the named executive officer's 401(k) account. 1995 and 1994 amounts reflect the portion of contributions to the ESOP attributable to the named executive officers. Prior to 1996, the Company made annual contributions to the ESOP, on behalf of all employees, in an amount equal to 15% of their cash compensation up to a specified level. See "-Employee Benefit Plans-Section 401(k) and Employee Stock Ownership Plan."
    (3) Mr. Colvin served as President and CEO from October 1995 through February 1996. In February 1996, Mr. Bookout was appointed Chairman, President and CEO of the Company, Mr. Colvin remained President of Concorde Gas, Inc., Mr. Laumbach was appointed Senior Vice President-Exploration and Production, Mr. Rankin was appointed Senior Vice President and Chief Financial Officer and Mr. Albrecht was appointed Vice President-Engineering and Development. In August 1996, Mr. Colvin retired from Kelley. In March 1997, Mr. Rankin left the employment of the Company.
    (4) Includes $103,125 paid to Mr. Colvin during 1996 pursuant to his Change of Control Agreement and $41,667 pursuant to a consulting agreement with the Company. See "Certain Transactions."

STOCK OPTIONS

      The Company maintains incentive stock option plans (collectively, the "ISO Plans") adopted in 1987 (the "1987 Plan"), 1991 (the "1991 Plan"), 1995 (the
"1995 Plan") and 1996 (the "1996 Plan"), covering 500,000 shares, 500,000 shares, 1.5 million shares and 1.0 million shares, respectively, of Common Stock. The Company also maintains a 1996 Nonqualified Stock Option Plan (the "NSO Plan"), which was adopted in February 1996 in accordance with the terms of the Contour Agreements and provides for the grant of options to purchase a total of 2.5 million shares of Common Stock to senior executives designated by Mr. Bookout. See "Employee Benefit Plans-Stock Option Plans." The following table sets forth information as of December 31, 1996, on stock options held by the Named Executive Officers in 1996.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTION VALUES

                                                                       VALUE OF
                                SHARES                 NUMBER OF     UNEXERCISED
                               ACQUIRED               UNEXERCISED   IN-THE-MONEY
                                  ON        VALUE     OPTIONS AT     OPTIONS AT
NAME                           EXERCISE   REALIZED     YEAR END      YEAR END(1)
----                           --------   --------    -----------   ------------
John F. Bookout..................None        N/A       None             N/A
Fair Colvin, Jr. ................None        N/A      300,000(2)      18,750(2)
Dallas D. Laumbach...............None        N/A      862,500(3)   1,239,844(3)
William C. Rankin................None        N/A      862,500(4)   1,239,844(4)
Charles L. Winn, Sr. ............None        N/A      150,000(2)       9,375(2)
William E. Albrecht..............None        N/A      775,000(3)   1,114,063(3)

    (1) Calculated utilizing the closing price of the Common Stock listed on the Nasdaq National Market System on December 31, 1996.
    (2) All of the stock options are currently exercisable after giving effect to accelerated vesting of unvested options as a result of change of control provisions for options granted under the 1995 Plan, which were triggered by the Contour Transaction.
    (3) None of the options were exercisable at December 31, 1996 as a result of vesting provisions.
    (4) Mr. Rankin left the employment of the Company in March 1997. At such time, 287,500 options had vested. The remaining 575,000 options were forfeited in accordance with the terms and conditions of the NSO Plan. Those 575,000 options were granted to David C. Baggett on March 20, 1997 by the Board.

      The following table provides information about options granted during 1996 under the NSO Plan to the Named Executive Officers. No other options were granted to the Named Executive Officers during the year.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                          INDIVIDUAL GRANTS                POTENTIAL REALIZABLE VALUE
                       -------------------------------------------------     VALUE AT ASSUMED ANNUAL
                         NUMBER OF    % OF TOTAL                              RATES OF STOCK PRICE
                        SECURITIES   OPTIONS/SARs   EXERCISE                     APPRECIATION FOR
                        UNDERLYING    GRANTED TO    OR BASE                      OPTION TERM(1)
                       OPTIONS/SARs  EMPLOYEES IN    PRICE    EXPIRATION   ------------------------
NAME                     GRANTED     FISCAL YEAR     ($/SH)      DATE          5% ($)       10% ($)
----                   -----------   ------------   --------  ----------   -----------   ----------
John F. Bookout ....      --             --            --         --            --           --
Fair Colvin, Jr ....      --             --            --         --            --           --
Dallas D. Laumbach .   862,500           34.5%         1.00    2/15/2006     1,404,922    2,237,103
William C. Rankin(2)   862,500           34.5%         1.00    2/15/2006     1,404,922    2,237,103
Charles L. Winn, Sr.      --             --            --         --            --           --
William E. Albrecht    775,000           31.0%         1.00    2/15/2006     1,262,393    2,010,150

    (1) In accordance with SEC guidelines, the potential realizable value was calculated assuming that the market value of the underlying security appreciates in value from the date of grant to the end of the option term at the assumed rate noted in the table. Actual gains, if any, upon exercise of NSOs and sales of the underlying shares of Common Stock will be dependent on future performance and stock market conditions, which may not reflect the potential realizable values shown in the table.
    (2) Mr. Rankin left the employment of the Company in March 1997. At such time, 287,500 options had vested. The remaining 575,000 options were forfeited in accordance with the terms and conditions of the NSO Plan.

EMPLOYEE BENEFIT PLANS

      SECTION 401(k) AND EMPLOYEE STOCK OWNERSHIP PLAN. In 1984 an employee stock ownership plan ("ESOP") was established for the benefit of substantially all of the employees. Effective September 1, 1996, the ESOP was converted into a
Section 401(k) Plan (the "401(k) Plan"). All employees are eligible to participate in the 401(k) Plan. The Company previously contributed to the ESOP an annual amount equal to 15% of each employee's compensation (up to a specified level) to enable the ESOP to purchase qualifying securities for the accounts of employees. Qualifying securities were allocated to employees' accounts in the ESOP in amounts that were proportionate to the ESOP's repayment of borrowings incurred to purchase those securities, all of which are currently allocated following repayment of ESOP borrowings in 1995.

      Employees become fully vested in their accounts in the 401(k) Plan after six years of service. Prior to converting the ESOP into a Section 401(k) Plan, the ESOP held Preferred Stock which the Board redeemed in exchange for the same number of shares of Common Stock. Effective with the conversion of the ESOP into a Section 401(k) Plan, participants have the opportunity to invest their accounts in various mutual funds and in Common Stock. The Company matches 100% of the employees' contributions to the 401(k) Plan in an amount up to 6% of the employee's salary, subject to limits required by the Code.

      STOCK OPTION PLANS. The purpose of the ISO Plans and the NSO Plan is to offer eligible employees of the Company and its subsidiaries an opportunity to acquire or increase their proprietary interests in the Company and provide additional incentive to contribute to its performance and growth. The ISO Plans are designed to qualify under section 422 of the Code. Under the 1987 Plan, options were granted to purchase a total of 185,000 shares of common stock of Kelley Oil Corporation (the Company's predecessor) ("Kelley Oil") at $1.10 per share during 1988 and 315,000 shares at $2.00 per share during 1989. Under the 1991 Plan, options were granted to purchase a total of 219,000 shares of Kelley Oil's common stock at $7-5/8 per share during 1991, 15,000 shares at $7.00 per share during 1993 and 266,000 shares of Common Stock at $2-3/8 per share during 1995. The options granted under the 1991 Plan with an exercise price of $7-5/8 and $7.00 per share were repriced in 1995, to the extent then outstanding, at $4-1/8 per share. Under the 1995 Plan, options to purchase a total of 1.5 million shares of Common Stock were granted during 1995 at exercise prices ranging from $1-3/4 to $2-3/8 per share. In 1996, 1995 and 1994, options were exercised for a total of 35,600, 225,000, and 66,000 and shares, respectively, at prices from $1.10 to $2.00 per share.

      The exercise price for options granted under the ISO Plans were fixed by the Compensation Committee of the Board at the fair market value of the Common Stock at the time of the grant. Each option granted under the ISO Plans is exercisable during the term of the optionee's employment and three years thereafter for up to ten years from the date of grant. The exercise price for options granted under the NSO Plan is $1.00 per share. The ISO Plans and NSO Plan will terminate upon the earlier of (i) the date on which all shares available for issuance have been issued upon the exercise of options granted thereunder or (ii) ten years from the date of adoption.

EMPLOYMENT AGREEMENTS

      In connection with the Contour Transaction, the Company entered into three-year employment agreements with John F. Bookout, Dallas D. Laumbach and William E. Albrecht at base salaries of $800,000, $190,000 and $125,000, respectively. In March 1997, the Company entered into a three-year employment agreement with David C. Baggett at a base salary of $190,000. Each of the agreements provides for a lump sum severance payment if the covered executive is terminated without cause, as defined in the agreements. The severance payment would be equal to one year's compensation based on the salary and bonus rate at the time of termination, except that Mr. Bookout would be entitled to a payment covering the balance of the three-year term, and Mr. Baggett would be entitled to a severance payment equal to two year's compensation. Each of the agreements provides for various other benefits and for indemnification of the covered executive under certain conditions.

CHANGE OF CONTROL AGREEMENTS

      In November 1995, the Company entered into change of control agreements with 16 management and professional personnel, entitling them to severance benefits in the event their employment with the Company is terminated under certain circumstances following a change of control, as defined in the agreements. For this purpose, the Contour Transaction constituted a change of control. The severance benefits amount to salary continuation for twelve months, based on the employee's highest compensation rate during the two years prior to termination, for all covered employees other than certain executive officers, including Mr. Colvin and Mr. Winn, Sr., who were entitled upon termination of employment to salary continuation for a period ranging from 18 months to 36 months, depending on the individual. The Company's change of control agreements with ten individuals were triggered upon their termination of employment, including Mr. Colvin's change of control agreement, which requires total payments to Mr. Colvin over a three-year period aggregating $825,000. The Company has outstanding change of control agreements with certain current management and professional personnel, under which the Company would be obligated to pay up to an aggregate of approximately $700,000 if the employment of these individuals were terminated under certain circumstances within two years of the Contour Transaction.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      None of the directors serving on the Board's Compensation Committee has ever served as an officer or employee of the Company or any of its subsidiaries, and are not eligible to participate in the 1997 Plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      COMPENSATION POLICY. During 1996, Deloitte & Touche LLP's Performance Management and Compensation Group was retained to review the competitiveness of the Company's current compensation program ("Compensation Review") including various comparisons by specific positions with a representative peer group, including base salary, annual incentives, long-term incentives, retirement benefits and non-qualified deferred compensation, and in the overall aggregate. Based on the results of the Compensation Review, Deloitte & Touche LLP's Performance Management and Compensation Group designed the Company's proposed 1997 Annual and Long-Term Incentive Plan. There is no present intention that Mr. Bookout will participate in the 1997 Annual and Long-Term Incentive Plan.

      The Committee's goal is to maintain executive compensation at levels that are competitive with industry peers and linked to corporate performance; nevertheless it recognizes that the actual compensation in any particular year may be above or below published rates for competitors. In addition, due to the volatility of the energy industry, the Company's compensation levels from year to year may not correlate directly with various corporate performance measures in a particular year. The Committee believes, however, that the Company's proposed compensation program enables it to balance the relationship between compensation and performance in the best interests of the stockholders.

      SALARY RECOMMENDATIONS. Salaries for Messrs. Albrecht, Bookout, Laumbach and Rankin were established in contracts executed pursuant to the terms and conditions of the Contour Transaction. There have been no changes by the Compensation Committee or otherwise to the Company's top five executive officers' salaries subsequent to the Contour Transaction, except for the employment in March 1997 of David C. Baggett, as mentioned under "Employment Agreements" above.

      BONUS RECOMMENDATIONS. The Company's Compensation Committee appointed in 1995, consisting of Messrs. Conklin, Davidson, DeMeritt, Lyon, Murray, and Sidnam met on January 22, 1996 and approved bonuses payable in February 1996 to Fair Colvin, Jr., W. Matt Ralls, and Curt Crumrine, in the respective amounts of $150,000, $250,000 and $100,000, contingent in each case on the closing of the Contour Transaction, except for $50,000 of the bonus to Mr. Ralls, which was not so contingent. There have been no bonuses granted to the Company's present top five executive officers during the year.

      THIS REPORT HAS BEEN APPROVED BY WARD W. WOODS, CHAIRMAN, JOHN J. CONKLIN, JR., RALPH P. DAVIDSON AND OGDEN M. PHIPPS, COMPRISING ALL OF THE MEMBERS OF THE COMPENSATION COMMITTEE.

                               PERFORMANCE GRAPH

      The graph below was prepared by using data provided by the Compustat division of Standard & Poor, and is based on the following assumptions:

   o $100 was invested in the Company's Common Stock, the Standard & Poor 500, the peer group and former peer group on December 31, 1991;
   o the peer group investment is weighted based on the market capitalization of each company within the peer group as of the beginning of the year; and
   o  dividends are reinvested on the ex-dividend date.

      The companies in the peer group, the Standard & Poor Midcap Oil & Gas (Exploration and Production) Index as of December 1996, consist of Anadarko Petroleum Corp., Apache Corp., Murphy Oil Corp., Noble Affiliates Inc., Parker &

Parsley Petroleum, Ranger Oil Ltd. and Seagull Energy Corp. The prior peer group, the Independent Oil Companies Index prepared by Howard, Weil, Labouisse, Freidrichs Incorporated, used in the Company's 1996 Proxy Statement is no longer available.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                               [GRAPHIC OMITTED]

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                       1991     1992     1993     1994     1995     1996
                      ------   ------   ------   ------   ------   ------
KOGC ...........      100.00    95.24   120.63    46.03    16.66    30.95
S&P 500 ........      100.00   107.62   118.46   120.03   165.13   203.05
Peer Group .....      100.00   112.30   154.61   147.28   175.77   233.33
Prior Peer Group      100.00   109.29   126.91   117.62   154.08

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information as of March 31, 1997 with respect to the persons other than the ESOP known by the Company to own beneficially more than five percent of any class of its capital stock.

TITLE OF     NAME AND ADDRESS                   AMOUNT AND NATURE     PERCENTAGE
 CLASS      OF BENEFICIAL OWNER              OF BENEFICIAL OWNERSHIP   OF CLASS
--------    -------------------              -----------------------  ----------
Common      Bessemer Holdings, L.P. and             48,000,000           48.83%
Stock       Contour Production Company L.L.C.
            630 Fifth Avenue
            New York, New York 10111

      The 48 million shares of Common Stock excludes 27.0 million shares of Common Stock subject to the Contour Option. Bessemer Holdings, L.P. ("Bessemer") owns a majority of the membership interests in Contour. Based on a Statement on
Schedule 13-D filed with the SEC, Contour and Bessemer are each deemed to beneficially own the shares of Common Stock held of record by Contour following the closing of the Contour Transaction. As of March 31, 1997 those shares represented 47.98% of the Company's total voting power. JFB Squared, Ltd. and Bevairohn, Ltd., partnerships controlled by John F. Bookout, Chairman, President and CEO of the Company, and five other investment partnerships having the same general partner as Bessemer (Bessemer and these five partnerships are collectively referred as the "BH Group") own the remaining interests in Contour and may be deemed to beneficially own the Common Stock held by Contour. Contour has agreed, subject to certain limitations, to vote for the election of Mr. Bookout as a director of the Company.

      The following table sets forth information as of March 31, 1997 with respect to the Company's Common Stock and its Preferred Stock beneficially owned, directly or indirectly, by each of the Company's directors, by its five most highly compensated executive officers during 1996 and by all of its directors and current executive officers as a group.

NAME OF                          COMMON     PERCENT   PREFERRED    PERCENT
BENEFICIAL OWNER                STOCK(1)    OF CLASS    STOCK     OF CLASS(3)
----------------                --------    --------  ---------   ----------
John F. Bookout(2) .......          --         --        --           --
Dallas D. Laumbach(1) ....       287,500      .29        --           --
Charles L. Winn, Sr.(1)(3)       320,457      .32        --           --
William E. Albrecht(1) ...       258,333      .26        --           --
John J. Conklin, Jr. .....        71,037      .07        --           --
Ralph P. Davidson(4) .....       174,862      .18       4,500         .26
William J. Murray(5) .....        86,680      .09       2,000         .11
Ogden M. Phipps ..........          --         --        --           --
Michael B Rothfeld(2) ....          --         --        --           --
Ward W. Woods(2) .........          --         --        --           --
Fair Colvin, Jr.(6) ......       117,627      .12        --           --
William C. Rankin(1)(6) ..       287,500      .29        --           --
All current directors and
executive officers as a
group (12 persons)(1) ....     1,603,996     1.62%      6,500         .37%

   (1) Represents shares of Common Stock owned directly and indirectly as indicated below, including (i) shares subject to vested options under the ISO Plans and the NSO Plan as follows: Mr. Laumbach, 287,500 shares, Mr. Winn, 150,000 shares, Mr. Albrecht, 258,333 shares and Mr. Rankin, 287,500 shares; and
(ii) 50,763 shares allocated to Mr. Winn and his wife in the Company's 401(k) Plan.
   (2) Excludes 48.0 million shares of Common Stock held by Contour, in which Messrs. Bookout, Rothfeld and Woods and partnerships controlled by Mr. Bookout have an indirect interest and as to which each of Messrs. Rothfeld and Woods have disclaimed beneficial ownership. Also excludes 27.0 million shares of Common Stock subject to the Contour Option.
   (3) Includes 744 shares of Common Stock and a vested option under ISOs for 3,500 shares held by Mr. Winn's wife.
   (4) Includes 122,253 shares of Common Stock held by Mr. Davidson's wife and 609 shares of Common Stock and 500 shares of Public Preferred Stock held by his daughter.
   (5) Includes 4,875 shares of Common Stock held in a pension trust and 2,000 shares of Public Preferred Stock held in Mr. Murray's defined benefit pension plan.
   (6) Messrs. Colvin and Rankin left the Company in February 1996 and March 1997, respectively.

                               CHANGE OF CONTROL

      The 48 million shares of Common Stock issued to Contour in the Contour Transaction currently represent 48.0% of the Company's voting power and may be deemed to constitute a change of control of the Company for purposes of the Exchange Act. See "Election of Directors." Contour funded the entire purchase price through the issuance of equity to its members.

      In connection with the Contour Transaction, the Company issued Contour an option (the "Contour Option") to purchase up to 27 million shares (the "Maximum Option Number") of Common Stock at $1.00 per share (subject to antidilution adjustments) upon satisfaction of certain conditions, including the absence of any Company debt repurchase or redemption obligations as a result of the purchase (a "Debt Event"). A Debt Event would occur upon (i) a "Change in Control" as defined in the indenture for the Company's 7-7/8% Convertible Subordinated Notes due 1999 (the "7-7/8% Notes"), (ii) a "Redemption Event" as defined in the indenture for the Company's 8-1/2% Convertible Subordinated Debentures due 2000 (the "8-1/2% Debentures"). While the exercise of the Contour Option would not cause a Debt Event under the 8-1/2% Debentures, a Debt Event with respect to the 7-7/8% Notes would entitle each holder of the affected securities to require the repurchase of the holder's securities unless consent was obtained from holders of a majority in the aggregate principal amount of such Notes.

      Contour is required to exercise the Contour Option for the Maximum Option Number within 30 days after it concludes in its sole discretion that a Debt Event would not occur as a result of the purchase.

         SECTION 16 (a) BENEFICIAL OWNERSHIP AND REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms filed with the SEC.

      Based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during the 1996 fiscal year, all filing requirements applicable to its executive officers, directors and greater than 10% stockholders were complied with except that Mr. Davidson inadvertently did not report on Form 4 but did report on Form 5 (but beyond the specified period) the purchase of 52,000 shares of Common Stock pursuant to transactions in March 1996.

                             CERTAIN TRANSACTIONS

      During 1995, the Company entered into change of control agreements with 16 employees entitling them to salary continuation for a period of 12 months, except for Fair Colvin, Matt Ralls and Charles Winn, for whom the periods are 36 months, 24 months and 18 months, respectively, in the event their employment is terminated under certain circumstances within two years after a change of control, as defined in the agreements. During 1996, the Company's change of control agreements with W. Matt Ralls, Amelia Johnson, Russell T. Stevens, Fair Colvin, Regan Wood, Claude C. Crumrine and Stephen Stabile were triggered entitling them to salary continuation aggregating $474,000, $89,250, $102,000, $825,000, $152,000, $109,220 and $85,000, respectively. The Company's maximum liability under its change of control agreements with remaining employees as of December 31, 1996, was approximately $900,000. In connection with Mr. Colvin's resignation, the Company entered into a six-month consulting agreement with Mr. Colvin, which expired February 15, 1997 and pursuant to which he will be paid an aggregate consulting fee of $50,000. See "Information Concerning Directors and Executive Officers-Change of Control Agreements."

      In connection with the Contour Transaction, the Company entered into an agreement (the "Advisory Agreement") with Bessemer Partners & Co., an affiliate of Bessemer ("BPC"), providing for the engagement of BPC to provide the Company with financial advisory services for a term expiring at the end of 1998. Under the Advisory Agreement, BPC has assisted the Company in arranging a new credit facility and negotiating the related agreements. BPC has also agreed to assist the Company in restructuring its current capital structure. For its services under the Advisory Agreement, BPC received in 1996 an advisory fee of $2 million at the closing of the Contour Transaction and $500,000 received in December 1996, and is also entitled to receive $500,000 per year payable in December 1997 and 1998. In addition, BPC is entitled to reimbursement of expenses incurred in connection with rendering advisory services. The Company has also agreed to indemnify BPC and its affiliates against certain liabilities under the Advisory Agreement. As previously mentioned, Mr. Woods is the sole stockholder and president of a corporation that is the managing general partner of Bessemer Partners & Co., and Mr. Rothfeld is the sole stockholder and president of a corporation that is a general partner of Bessemer Partners & Co.

      It is the policy of the Company to structure any transactions between the Company and its officers, directors, principal stockholders or other affiliates only on terms no less favorable to the Company than terms that could be obtained on an arms length basis from unrelated parties and only upon approval by a majority of the Company's independent and disinterested directors.

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

      In connection with the Contour Transaction, the Company dismissed Ernst & Young LLP ("E&Y") as its principal accountants, effective February 15, 1996. On the same date, the Company engaged Deloitte & Touche LLP ("D&T") as its principal accountant to audit its financial statements. The change in accountants was approved by the audit committee of the Company's board of directors, contingent upon the closing of the Contour Transaction. E&Y's report on the Company's financial statement for the year ended December 31, 1994 did not contain an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. During the last two years and the interim period prior to the change in accountants, (i) the Company had no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, (ii) E&Y did not advise the Company of any "reportable event" as defined in Regulation S-K under the Exchange Act and (iii) the Company did not consult with D&T on any accounting, auditing, financial reporting or any other matters. Stockholder ratification of the appointment of auditors is not required.

      D&T audited the accounts and financial statements of the Company for the years ended December 31, 1995 and 1996 included in the Annual Report, and E&Y audited the accounts and financial statements of the Company for the year ended December 31, 1994 included in the Annual Report. The Company has been informed by each of D&T and E&Y that neither firm nor any of its respective partners or employees has any financial interest, direct or indirect, in the Company or in any of its subsidiaries and that during its association, neither firm nor any of its respective partners has had any connection with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or other employee.

                           PROPOSALS BY STOCKHOLDERS

      In accordance with rules of the Securities and Exchange Commission, stockholders of the Company may present proposals to the Company for inclusion in its proxy statement prepared in connection with the next regular annual meeting of stockholders. Proposals to be included in that proxy statement must be received by the Company no later than January 31, 1998 in order to be considered for inclusion.

                                 OTHER MATTERS

      The Board knows of no business other than the matters discussed in this Proxy Statement that properly may be, or is likely to be, brought before the meeting. In the event any other business is properly brought before the meeting, however, the proxyholder will vote in accordance with his best judgment on those matters.

                                          John F. Bookout
                                          Chairman of the Board, President
                                          and Chief Executive Officer

Houston, Texas
April 21, 1997

                                                                         ANNEX A

                         KELLEY OIL AND GAS CORPORATION
              1997 ANNUAL AND LONG-TERM INCENTIVE-PERFORMANCE PLAN

1.       PURPOSE OF THE PLAN

         The purpose of the 1997 Annual and Long-Term Incentive-Performance Plan (the "1997 Plan") of Kelley Oil and Gas Corporation (the "Company") and its Subsidiaries is to provide an incentive to attract and retain key employees, by encouraging and rewarding high levels and superior quality of performance, thereby strengthening and promoting the growth and general prosperity of the Company and its Subsidiaries, and benefiting the shareholders. Awards granted under the Plan may be (a) annual performance awards ("Annual Performance Awards"); (b) stock options ("Options") which may be designated as (i) nonqualified stock options ("NQSOs") not intended to qualify as incentive stock options ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) ISO's; or (c) other forms of stock-based performance awards, as hereinafter defined (collectively, the "Awards"). For purposes of the Plan, "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and Subsidiaries means more than one of any such corporations.

2.       SHARES OF STOCK SUBJECT TO THE PLAN

         The Awards may be granted with respect to shares of Common Stock, $0.01 par value, of the Company (the "Common Stock"). Shares delivered upon exercise of the Awards, at the election of the Board of Directors of the Company, may be Common Stock that is authorized but previously unissued or stock reacquired by the Company or both. Subject to the provisions of Section 14, the maximum number of shares of Common Stock with respect to which the Awards may be granted under the Plan shall not exceed 4,200,000 shares of Common Stock. Any shares subject to an Award under the Plan, which Award for any reason expires or is terminated unexercised as to such shares, shall again be available for the grant of other Awards under the Plan; provided, however, that forfeited Common Stock or other securities shall not be available for further Awards if the participant has realized any benefits of ownership from such Common Stock.

3.       ADMINISTRATION

         The Plan shall be administered by the Company's Compensation Committee (the "Committee") composed of not less than two members of the Board of Directors of the Company, each of whom shall be ineligible to participate in the Plan. Subject to the provisions of the Plan, the Committee shall have full discretion and the exclusive power to (i) select the employees who will participate in the Plan and to make Awards to such employees, (ii) determine the time at which such Awards shall be granted and any terms and conditions with respect to such Awards as shall not be inconsistent with the provisions of the Plan, and (iii) resolve all questions relating to the administration of the Plan.

         The interpretation of and application by the Committee of any provision of the Plan, when performed in good faith and in its sole judgment, shall be final and conclusive. The Committee, in its sole discretion, may establish such rules and guidelines relating to the Plan as it may deem desirable.

         The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. The Committee shall keep minutes of its actions under the Plan.

         No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company with respect to the Plan or any Awards granted thereunder.

         With respect to administration of this Plan, the Company shall indemnify each present and future member of the Committee and the Board of Directors against, and each member of the Committee and the Board of Directors shall be entitled without further act on his part to indemnity from the Company for, all expenses (including without limitation attorneys' fees, the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his being or having been a member of the Committee and/or the Board of Directors, whether or not he continues to be a member of the Committee and/or the Board of Directors at the time of incurring the expenses unless he has been found not to meet the standard set forth in the preceding paragraph. Also, this indemnity shall not include any expenses incurred by any member of the Committee and/or the Board of Directors in respect of matters as to which he shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the Committee and the Board of Directors. In addition, no right of indemnification under this Plan shall be available to or enforceable by any member of the Committee and Board of Directors unless, within 60 days after institution of any action, suit or proceeding, he shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and the Board of Directors and shall be in addition to all other rights to which a member of the Committee and the Board of Directors may be entitled as a matter of law, contract, or otherwise.

4.       ELIGIBILITY

         The individuals who shall be eligible to participate in the Plan shall be officers and such other key employees of the Company as the Committee may from time to time determine ("Eligible Employees"). Directors of the Company who are not excluded from participation under Section 3 shall be eligible to participate in the Plan. An employee or non-employee director who has been granted an Award in one year shall not necessarily be entitled to be granted Awards in subsequent years.

5.       STOCK OPTIONS

         The Committee may grant Options, as provided herein, which shall be evidenced by a stock option agreement and may be designated as (i) NQSOs or (ii) ISOs intended to qualify under Code Section 422. The maximum number of shares subject to Options which may be issued or transferred to any employee under this Plan each year is 250,000 shares.

         (a)  NQSOs.

         (i) A NQSO is a right to purchase a specified number of shares of Common Stock during such time as the Committee may determine, not to exceed ten years, at a price determined by the Committee that, unless provided otherwise by the Committee, is not less than the fair market value of the Common Stock on the date the option is granted.

         (ii) The purchase price of the Common Stock subject to the NQSO may be paid in cash. At the discretion of the Committee, the purchase price may also be paid by the tender of Common Stock or through a combination of Common Stock and cash or through such other means as the Committee determines are consistent with the Plan's purpose and applicable law. No fractional shares of Common Stock will be issued or accepted.

         (iii) Without limiting the foregoing, to the extent permitted by law (including relevant state law), (A) the Committee may agree to accept, as full or partial payment of the purchase price of Common Stock issued upon the exercise of the NQSO, a promissory note of the person exercising the NQSO evidencing the person's obligation to make future cash payments to the Company, which promissory note shall be payable as determined by the Company (but in no event later than five years after the date thereof), shall be secured by a pledge of the shares of Common Stock purchased and shall bear interest at a rate established by the Committee and (B) the Committee may permit the person exercising the NQSO, either on a selective or aggregate basis, to simultaneously exercise the NQSO and sell the shares of Common Stock acquired, pursuant to a brokerage or similar arrangement approved in advance by the Committee, and use the proceeds from sale as payment of the purchase price of such Common Stock.

         (b)  ISOs.

         (i) An ISO is an Award in the form of an Option to purchase Common Stock that complies with the requirements of Code Section 422 or any successor section.

         (ii) The aggregate fair market value (determined at the time of the grant of the Award) of the shares of Common Stock subject to ISOs which are exercisable by one person for the first time during a particular calendar year shall not exceed $100,000, determined as of the date of grant. To the extent that ISOs granted to an employee exceed the limitation set forth in the preceding sentence, ISOs granted last shall be treated as NQSOs.

         (iii)  No ISO may be exercisable more than:

                  (A) in the case of an employee who does not own more than 10% of the combined voting power of all classes of stock of the Company and its Subsidiaries (a "Ten Percent Shareholder"), on the date the ISO is granted, ten years after the date the ISO is granted; and

                  (B) in the case of an employee who is a Ten Percent Shareholder, within the meaning of Code Section 422, on the date the ISO is granted, five years after the date the ISO is granted.

         (iv) The exercise price of any ISO shall be determined by the Committee and shall be no less than:

                  (A) in the case of an employee who is not a Ten Percent Shareholder on the date the ISO is granted, the fair market value of the Common Stock subject to the ISO on such date; and

                  (B) in the case of an employee who is a Ten Percent Shareholder on the date the ISO is granted, not less than 110 percent of the fair market value of the Common Stock subject to the ISO on such date.

         (v) The Committee may provide that the option price under an ISO may be paid by one or more of the methods available for paying the option price of an NQSO.

6.       ANNUAL INCENTIVE-PERFORMANCE AWARDS

         Annual Incentive-Performance Awards ("Annual Awards") granted under the Plan (i) may be denominated or payable in cash, Common Stock (including without limitation, Restricted Stock), other securities or other awards and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Annual Award, the Performance Goals (as defined below) and Performance Criteria (as defined below) to be achieved during any specified period, the length of any specified period, the amount of any Annual Award granted and the amount of any payment or transfer to be made pursuant to any Annual Award shall be determined by the Committee.

         The designation of Eligible Employees shall be made by the Committee in its sole discretion in writing in a timely manner. The Committee also has sole discretion (i) to establish criteria to measure performance ("Performance Criteria") and set annual performance objectives ("Performance Goals") with respect to such Performance Criteria for the Company, units within the Company, and individual performances, weighting of the Performance Goals and Performance Criteria, payments with respect to the Performance Goals and Performance Criteria, including specific forms of payment (cash or cash and restricted shares) and the terms of the restricted shares. The Committee further has the sole discretion to establish, as to each Annual Award, the number of shares to be issued and/or the maximum amount of the cash payment to a designated participant if all of the Performance Goals and Performance Criteria are met; provided the maximum number of shares which may be issued to any one participant per year under this Section 6 is 150,000 shares of Common Stock, and the maximum cash payment to any one participant per year under this Section 6 is $300,000.

         The Committee must certify in writing that the applicable performance goals have been met prior to issuance of any certificates for shares of Common Stock or payment of cash with respect to Annual Awards. Upon certification by the

Committee, the certificates may be issued or transferred and/or any cash payments made, subject to other applicable provisions of the Plan, including but not limited to, all legal requirements and applicable tax withholding.

7.       RESTRICTED STOCK

         Restricted Stock is Common Stock of the Company ("Restricted Stock") that may be issued or transferred by the Committee to a participant at a price determined by the Committee, which price may be zero, and is subject to restrictions on transfer and/or such other restrictions on incidents of ownership as the Committee may determine.

8.       OTHER STOCK-BASED INCENTIVE AWARDS

         The Committee may from time to time grant Awards under this Plan that provide the participant with the right to purchase Common Stock or that are valued by reference to the fair market value of the Common Stock (including, but not limited to, phantom securities or dividend equivalents). Such Awards shall be in a form determined by the Committee (and may include terms contingent upon a change of control of the Company); PROVIDED that such Awards shall not be inconsistent with the terms and purposes of the Plan. The Committee will determine the price of any Award and may accept any lawful consideration.

9.       EXERCISE OF OPTIONS

         The Committee may provide for the exercise of Options in installments and upon such terms, conditions and restrictions as it may determine. The Committee may provide for termination of an Option in the case of termination of employment or any other reason.

         An Option granted hereunder shall be exercisable, in whole or in part, only by written notice delivered in person or by mail to the Secretary of the Company at its principal office, specifying the number of shares of Common Stock to be purchased and accompanied by payment thereof and otherwise in accordance with this Plan and the stock option agreement pursuant to which the Option was granted.

         For purposes of this Plan, the fair market value of a share of the Common Stock shall be (i) if the Common Stock is traded on an established securities market, the closing price of such Common Stock for the day before the Option is granted and (ii) if the Common Stock is not so traded, an amount determined by the Committee in good faith and based on such factors as it deems relevant to such determination.

10.      RIGHTS IN EVENT OF DEATH OR DISABILITY

         If an optionee dies or becomes disabled (within the meaning of Code
Section 22(e)(3)) prior to termination of his right to exercise an Option in accordance with the provisions of his stock option agreement without having totally exercised the Option, the Option may be exercised, to the extent of the shares with respect to which the Option could have been exercised by the optionee on the date of his death or disability, by (i) the optionee's estate or by the person who acquired the right to exercise the Option by bequest or inheritance or by reason of the death of the optionee, or (ii) the optionee or his personal representative in the event of the optionee's disability, provided the Option is exercised prior to the date of its expiration or not more than one year from the date of the optionee's death or disability, whichever first occurs. The date of disability of an optionee shall be determined by the Committee.

11.      AWARD AGREEMENTS

         Each Award granted under the Plan shall be evidenced by an Award agreement between the employee or non-employee director to whom the Award is granted and the Company, setting forth the number of shares of Common Stock, units subject to the Award and such other terms and conditions applicable to the Award not inconsistent with the Plan as the Committee may deem appropriate. The award agreement for an Option shall also be referred to as a stock option agreement.

12.      TAX WITHHOLDING

         The Committee may establish such rules and procedures as it considers desirable in order to satisfy any obligation of the Company or any Subsidiary to withhold federal income taxes or other taxes with respect to any Award made under the Plan. Such rules and procedures may provide (i) in the case of Awards paid in shares of Common Stock, that the person receiving the Award may satisfy the withholding obligation by instructing the Company to withhold shares of Common Stock otherwise issuable or transferable upon exercise of such Award in order to satisfy such withholding obligation and (ii) in the case of an Award paid in cash, that the withholding obligation shall be satisfied by withholding the applicable amount and paying the net amount in cash to the participant; provided that the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission, to the extent applicable, must be satisfied with regard to any withholding pursuant to clause (i).

13.      CHANGE OF CONTROL

         For the purpose of the Plan, a "Change of Control" shall be deemed to have occurred if (i) the Company is merged or consolidated with another corporation and as a result of such merger or consolidation less than 50% of the outstanding voting securities of the surviving or resulting corporation are owned in the aggregate by the former shareholders of the Company; (ii) the Company sells all or substantially all of its assets to another corporation, which is not a wholly-owned subsidiary of the Company; (iii) any person or group within the meaning of the Securities Exchange Act of 1934, as amended, acquires (together with voting securities of the Company held by such person or group) 30% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record) pursuant to any transaction or combination of transactions; (iv) there is a change of control of the Company of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, whether or not the Company is then subject to such reporting requirements; or (v) the individuals who, at the beginning of any period of twelve consecutive months, constituted the Board of Directors cease, for any reason, to constitute at least a majority thereof, unless the nomination for election or election by the Company's shareholders of each new director of the Company was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved. Notwithstanding the foregoing, however, a Change of Control shall not be deemed to have occurred upon the issuance of capital stock by the Company approved by a vote of at least two-thirds of the directors then in office.

         In the event of a Change of Control affecting the Company, then, notwithstanding any provision of the Plan or of any provisions of any Award agreements entered into between the Company and any participant to the contrary, all Awards that have not expired and which are then held by any participant (or the person or persons to whom any deceased participant's rights have been transferred) shall, as of such Change of Control, become fully and immediately vested and exercisable and may be exercised for the remaining term of such Awards.

14.      DILUTION OR OTHER ADJUSTMENT

         If the Company is a party to any merger or consolidation, or undergoes any merger, consolidation, separation, reorganization, liquidation or the like, the Committee shall have the power to make arrangements, which shall be binding upon the holders of unexpired Awards, for the substitution of new Awards for, or the assumption by another corporation of, any unexpired Awards then outstanding hereunder. In addition, in the event of a reclassification, stock split, combination of shares, separation (including a spin-off), dividend on shares of the Common Stock payable in stock or other similar change in capitalization or in the corporate structure of shares of the Common Stock, the Committee shall conclusively determine the appropriate adjustment in the option prices of outstanding Options, and the number and kind of shares or other securities as to which outstanding Awards shall be exercisable, and in the aggregate number of shares with respect to which Awards may be granted.

15.      TRANSFERABILITY

         No Award granted under this Plan shall be sold, pledged, assigned or transferred other than by will or the laws of descent and distribution, and Awards shall be exercisable during the employee's lifetime only by the employee.

16.      AMENDMENT OR TERMINATION

         The Committee may at any time amend, suspend or terminate the Plan; PROVIDED, HOWEVER, that (i) no change in any Awards previously granted may be made without the consent of the holder thereof and (ii) no amendment (other than an amendment authorized by Section 14) may be made increasing the aggregate number of shares of the Common Stock with respect to which Awards may be granted, reducing the minimum option price at which Options may be granted, extending the maximum period during which Awards may be exercised or changing the class of employees eligible to receive Awards hereunder, without the approval of the holders of a majority of the outstanding voting shares of the Company.

17.      GENERAL PROVISIONS

         (a) Nothing contained in the Plan or in Awards granted thereunder shall confer upon any employee or non-employee director any right to (i) continue in the employ of the Company or any of its Subsidiaries or continue serving on the Board of Directors of the Company, (ii) interfere in any way with the right of the Company or any of its Subsidiaries to terminate his or her employment at any time or service on the Board.

         (b) Nothing contained in the Plan shall confer upon any employee any right to be granted an Award.

         (c) No Awards may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over the Plan.

         (d) A bona fide leave of absence approved by a duly constituted officer of the Company or any of its Subsidiaries shall not be considered interruption or termination of service of any employee for any purposes of the Plan or Awards granted thereunder, except that no Awards may be granted to an employee while he or she is on a bona fide leave of absence. No Award recipient shall have any rights as a shareholder with respect to any shares subject to Awards granted to him or her under the Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

         (e) Any Award, which includes Common Stock to be issued or transferred as part or all of the Award, may be subject to such restrictions, including, without limitation, restrictions as to transferability and restrictions constituting substantial risks of forfeiture as the Committee may determine at the time such Award is granted.

         (f) All decisions, determinations and interpretations with respect to the interpretation and construction of any provision of the Plan made by the Committee shall be final, binding and conclusive for all purposes. Except to the extent preempted by federal law, this Plan shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware.

         (g) The grant of an Award shall not be construed as giving a participant the right to be retained in the employ of the Company or any Subsidiary. Further, the Company or a Subsidiary may at any time dismiss a participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award.

         (h) No employee shall have any rights as a stockholder with respect to Common Stock covered by his Option until the date a stock certificate is issued for the Common Stock underlying such Option.

         (i) No employee shall exercise the election permitted under Code
Section 83(b) without written approval of the Committee. Any employee doing so without such approval shall forfeit all Options and/or other Awards issued to him under this Plan.

         (j) Notwithstanding any other provisions of the Plan, if the Committee finds by a majority vote after full consideration of the facts the employee, before or after termination of his employment with the Company or its Subsidiaries for any reason (a) committed or engaged in fraud, embezzlement, theft, commission of a felony, or proven dishonesty in the course of his employment by the Company or a Subsidiary, which conduct damaged the Company or any Subsidiary, or disclosed trade secrets or confidential information of the Company or a Subsidiary, or (b) participated, engaged in or had a financial or other interest, whether as an employee, officer, director, consultant, contractor, equity owner, or otherwise, in any commercial endeavor in the United States which is competitive with the business of the Company or a Subsidiary without the written consent of the Company or Subsidiary, the employee shall forfeit all outstanding Options and all outstanding Awards, and including all exercise Options and other situations pursuant to which the Company has not yet delivered a stock certificate. Clause (b) shall not be deemed to have been violated solely by reason of the employee's ownership of stock or securities of any publicly-owned corporation, if such ownership is less than 2.5% of the corporation's outstanding stock or securities.

         The decision of the Committee as to the cause of the employee's discharge (if discharged), the damage done to the Company or a Subsidiary, and the extent of the employee's competitive activity shall be final. No decision of the Committee, however, shall affect the finality of any discharge of the employee by the Company or a Subsidiary in any manner.

18.      PLAN NOT A CONTRACT OF EMPLOYMENT.

         The Plan is not a contract of employment, and terms of employment shall not be affected in any way by the Plan or related instruments except as specifically provided therein. The establishment of the Plan, or the granting of any Award, shall not be construed as conferring any legal rights for continuance of employment, nor shall it interfere with the right of the Company or any subsidiary to discharge any employee.

19.      COMPLIANCE WITH APPLICABLE LAW.

         Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or transferred any shares of Company Stock under the Plan until the Company is advised by its counsel that the issuance or transfer of the shares of Common Stock is in compliance all applicable laws, regulations of governmental authorities, the requirements of any exchange on which the shares of Common Stock are listed, and not in conflict with any contractual covenants of the Company. The Committee may require, as a condition of the issuance or transfer of shares of Common Stock and in order to ensure compliance with those laws, regulations, requirements and covenants, that the shares of Common Stock be subject to such covenants, agreements and representations as the Committee, in its sole discretion, deems reasonable or desirable.

20.      EFFECTIVE DATE

         This Plan, which amends and restates the Company's 1996 Incentive Stock Option Plan, will become effective upon its approval by the holders of a majority of the outstanding voting shares of the Company; provided, however, such amendment shall not affect any grants of options then outstanding. In the event of the failure to obtain such shareholder approval, the Plan, as proposed to be amended and restated, shall be null and void and the Company shall have no liability thereunder, and thereby the Company's 1996 Incentive Stock Option Plan (the "1996 Plan") will remain in effect. The approval of this Plan will not amend, alter or otherwise affect the terms and conditions of any awards under the 1996 Plan which were outstanding as of the date of approval of the Plan by the Company's Board of Directors.

21.      TERMINATION

         No Award may be granted under the Plan on or after the date which is five years following the effective date specified in Section 20, but Awards previously granted may be exercised in accordance with their terms.

                                     PROXY

                          KELLEY OIL & GAS CORPORATION
                       601 JEFFERSON STREET - SUITE 1100
                              HOUSTON, TEXAS 77002
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints John F. Bookout and Thomas E. Baker, and each of them, the proxy and attorney-in-fact for the undersigned, with full power of substitution, to vote, as designated hereon, all the shares of capital stock of Kelley Oil & Gas Corporation held of record by the undersigned on April 21, 1997 at the Annual Meeting of Stockholders to be held on May 29, 1997 or any adjournment thereof.

--------------------------------------------------------------------------------
                             ^FOLD AND DETACH HERE^

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED           Please mark    [X]
IN THE MANNER SPECIFIED BY THE UNDERSIGNED                  your votes as
STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY            indicated in
WILL BE VOTED FOR ALL NOMINEES AND FOR APPROVAL OF          this example
THE 1997 ANNUAL AND LONG-TERM
INCENTIVE-PERFORMANCE PLAN.

1.  ELECTION OF DIRECTORS:         IMPORTANT: To withhold to vote for any
    [ ]               [ ]          individual nominee, strike a line through
FOR all nominees    WITHHOLD       the nominee's name in the list below.
 listed to the     AUTHORITY
right (except as   to vote for     John F. Bookout          William J. Murray
 marked to the    all nominees     John J. Conklin, Jr.     Ogden M. Phipps
   contrary)     listed to the     Ralph P. Davidson        Michael B. Rothfeld
                     right                        Ward W. Woods

2.  Approval of the 1997 Annual and Long-Term Incentive-Performance Plan.

          FOR            AGAINST             ABSTAIN
          [ ]              [ ]                 [ ]

3. In their discretion, the Proxies are authorized to vote upon any other matters that may properly come before the meeting.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian or officer, please give full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:____________________, 1997

--------------------------------------------------------------------------------
Signature

--------------------------------------------------------------------------------
Signature if held jointly

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY USING THE ENCLOSED
ENVELOPE.
--------------------------------------------------------------------------------
                             ^FOLD AND DETACH HERE^

                         KELLEY OIL & GAS CORPORATION
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 29, 1997

To Our Stockholders:

      The Annual Meeting of Stockholders of Kelley Oil & Gas Corporation will be held at the Chase Conference Center on the eleventh floor, 270 Park Avenue (between 47th and 48th Streets), New York, New York 10017, at 10:30 a.m. EDT on Thursday, May 29, 1997.

      You are cordially invited to attend the meeting. Stockholders who do not expect to attend the meeting in person are requested to complete, date and sign the above proxy card and return it promptly in the envelope provided. If you attend the meeting, you may vote either in person or by your proxy. The Company values your opinion and encourages your participation.